UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd, Suite 420 Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

On March 31, 2014, General Employment Enterprises, Inc. (the “Company”) and Aracle SPF I, LLC, a New York based fund (“Aracle”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which Aracle has the right to acquire up to 12 units (the “Units”), for $50,000 per Unit, with each Unit consisting of 250,000 shares of common stock (the “Shares”) of the Company and 125,000 common stock purchase warrants (the “Warrants”).  The Warrants are exercisable 6 months after issuance, have a term of 4 years, and have an exercise price of $0.25 per warrant share.  The SPA contains standard representations, warranties, and covenants.  In addition, the SPA contains a price adjustment mechanism that requires the Company, with certain exceptions, to issue additional shares of common stock to Aracle in the event the Company, within twelve months of the initial closing under the SPA, issues certain equity securities at a price per share less than $0.20, provided, however, as long as the Company is listed on the NYSE MKT the total number of shares issuable under the foregoing adjustment provision may not exceed 19.9% of the Company’s outstanding shares of common stock on March 30, 2014.  Further, in the event the Company is delisted from NYSE MKT while Aracle owns at least 51% of the Shares issued to it under the SPA, the Company shall issue an additional 3,000,000 Shares to Aracle, and the 12 month price adjustment period shall be extended to 36 months.  The Company agreed to appoint two new members to the Company’s Board of Directors within 60 days of the initial closing, which new members are subject to the prior approval of Aracle.  The Company granted Aracle piggyback registration rights with respect to the Shares and the shares of common stock underlying the Warrants.

Item 3.02	Unregistered Sales of Equity Securities

Concurrently with the Execution of the SPA the Company and Aracle conducted an initial closing thereunder, in which Aracle purchased 9.5 Units for $475,000.  The Units and the securities underlying the Units were issued to Aracle, an accredited investor, pursuant to the exemption from registration provided by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and other applicable exemptions.  The issued securities will contain a standard restricted legend.  The Company incurred certain expenses related to the SPA and the initial closing thereunder of approximately $49,000, which were paid from the proceeds of the initial closing.  No finder’s or placement agent fees were paid in connection with the offering.

A press release detailing the foregoing transactions is furnished herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 2, 2014	GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Executive Officer